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                                                                    EXHIBIT 23.1

                 Consent of Ernst & Young, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 18, 2000 with respect to the consolidated financial statements of Digene Corporation included in the Registration Statement (Form S-3 No. 333-_____) and related Prospectus of Digene Corporation for the registration of 2,875,000 shares of its common stock.


                                                           /s/ Ernst & Young LLP

McLean, Virginia
February 5, 2001